UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

AIRGAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 579-0200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AIRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Airgain, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on June 25, 2020 (the “Annual Meeting”). At the Annual Meeting the Company’s stockholders considered two proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement dated April 29, 2020. The final voting results for each proposal are set forth below.

Proposal 1 – To elect the following directors to serve as Class I directors for a three-year term to expire at the 2023 Annual Meeting of Stockholders.

Nominee	For	Against	Withheld/Abstain	Broker Non-votes
James K. Sims	2,946,320	0	2,019,907	3,202,369
Tzau-Jin Chung	3,265,132	0	1,701,095	3,202,369

In accordance with the above results each nominee was elected to serve as a director.

Proposal 2 - To ratify the selection of KPMG LLP as the Company’s independent public accountants for the year ending December 31, 2020.

For	Against	Withheld/Abstain	Broker Non-votes
7,779,366	196,518	192,712	0

In accordance with the above results, the selection of KPMG LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

June 25, 2020	/s/ David B. Lyle
David B. Lyle Chief Financial Officer and Secretary